Exhibit (10) (A)-(7)

                            ELECTRO RENT CORPORATION

                         EMPLOYEE STOCK OWNERSHIP PLAN

                                TRUST AGREEMENT

                               TABLE OF CONTENTS


ARTICLE
  AND
SECTION           PROVISIONS                                                        PAGE
- -------           ----------                                                        ----
I.                Relationship of Trust to Plan                                       3


II.               Investment Responsibilities                                         4

2.01              Investment Responsibility of
                  Trustee                                                             4

2.02              Delegation of Investment
                  Responsibilities to Other
                  Fiduciaries                                                         4

2.03              Delegation of Investment
                  Responsibility to an Insurance
                  Company or Group Trust                                              7

2.04              Loans to Participants                                               8


III.              Investment Powers                                                  10

3.01              Specific Investment Powers                                         10

3.02              General Investment Powers                                          13


IV.               Responsibilities of the Trustee                                    14

4.01              General Administrative
                  Responsibilities and Powers                                        14

4.02              Accounts of the Trustee                                            16


V.                Fiduciary Responsibilities and
                  Liabilities                                                        18

5.01              General                                                            18

ARTICLE
  AND
SECTION           PROVISIONS                                                        PAGE
- -------           ----------                                                        ----
5.02              Trustee Responsibilities with
                  Respect to Assets Subject to
                  Investment by Other Persons                                        19

5.03              Other Limitations on Trustee
                  Responsibility                                                     21

5.04              Indemnification of the Trustee                                     22


VI.               Payments and Expenses                                              25

6.01              Payment by Trustee                                                 25

6.02              Trustee Compensation and Expenses                                  25

6.03              Taxes                                                              26

6.04              Other Expenses                                                     26


VII.              Replacement of the Trustee                                         27

7.01              Resignation and Removal                                            27

7.02              Successor Trustee                                                  27

7.03              Non-Corporate Trustees                                             28


VIII.             Amendment and Termination                                          30

8.01              Amendments                                                         30

8.02              Termination                                                        30


IX.               Miscellaneous                                                      31

9.01              Contributions Not Recoverable                                      31

ARTICLE
  AND
SECTION           PROVISIONS                                                 PAGE
- -------           ----------                                                 ----
9.02              Successor Employers; Additional
                  Employers                                                   32

9.03              Merger of Trustee                                           32

9.04              Governing Law                                               33

9.05              Severability                                                33

9.06              References                                                  33

9.07              Headings                                                    34

                            ELECTRO RENT CORPORATION

                         EMPLOYEE STOCK OWNERSHIP PLAN

                                TRUST AGREEMENT

                 THIS TRUST AGREEMENT is made as of the first day of September, 1994, by and between Electro Rent Corporation (hereinafter referred to as the "Employer"), and Daniel Greenberg, William Weitzman and Craig R. Jones (hereinafter referred to as the "Trustee").

                 Electro Rent Corporation previously adopted the Electro Rent Corporation Employee Stock Ownership Plan (the "Plan") and entered into a trust agreement. This Agreement amends and restates the current trust agreement in its entirety, and removes the trustee under the current trust agreement and appoints in its place as successor trustee the individuals named above, effective September 1, 1994.

                 This Agreement shall constitute a part of the Plan. The Employer intends that the Plan shall qualify and that the Trust shall be tax-exempt under Sections 401 and 501(a) of the Internal Revenue Code and applicable state law. The Plan may hold some of its assets under other trust agreements. The Plan and Trust have been or may be adopted by other companies. The term "Employer" refers to any company or all companies maintaining the Plan, as the context requires, except that the term shall only refer to Electro Rent Corporation in contexts in which actions are permitted or required to be taken or notice is to be given. Electro Rent Corporation, acting through its chief executive officer or such officer's delegate (such as an administrative committee or an investment committee described in Article X of the Plan), is the "Plan Administrator."

                 The Trustee agrees to hold in trust all amounts transferred to it pursuant to this Agreement, together with the gains and losses thereon (such fund is referred to herein as the "Trust Fund" or "Trust"). The Trustee agrees to hold and administer the Trust Fund for the uses and purposes and on the terms and conditions set forth in this Agreement.

                                   ARTICLE I

                        RELATIONSHIP OF TRUST TO PLAN

                 Capitalized terms in this Agreement are defined in the Plan. All words and phrases used in this Agreement shall have the same meaning as in the Plan. The Plan and this Agreement shall be read and construed together. To the extent provided for by the Plan or directed by the Plan Administrator, the Trustee shall maintain separate funds within the Trust Fund for accounting or investment purposes. The terms of the Plan shall prevail over the terms of this Agreement in cases of conflict, except that the terms of this Agreement shall prevail in matters relating to the rights and duties of the Trustee.

                                           ARTICLE II

                                    INVESTMENT RESPONSIBILITIES

             2.01         Investment Responsibility of Trustee

                          The Trustee shall have complete investment management
responsibility with respect to all assets of the Trust Fund except to the extent such responsibilities are transferred to others under this Article.

             2.02         Delegation of Investment Responsibilities to Other
                          Fiduciaries

                          The Plan Administrator may delegate to an investment
manager or an investment committee the authority to exercise investment management responsibilities with respect to the Trust Fund. The Plan Administrator may also delegate to itself the authority to exercise investment management responsibilities. All delegations of investment management responsibilities shall be made in accordance with the following rules:

                          (a)  An investment manager must be a bank, an
insurance company or a registered investment advisor (as these terms are defined by Section 3(38) of ERISA), which has acknowledged in writing that it is a fiduciary with respect to the Plan. An investment committee shall be a body of one or more persons serving at the Plan Administrator's pleasure and acting by majority vote.

                          (b)  The delegation shall not become effective, and
the Trustee shall retain investment management responsibilities, until the Trustee receives written notice from the Plan Administrator of the delegation. Unless the written notice specifies otherwise, the person delegated investment responsibilities shall have all powers specified in Article III, except those specified in Sections 3.01(f) through (h).

                          (c)  The Plan Administrator may revoke or amend any
delegation under this Section at any time, effective as of the time the Trustee receives written notice of the revocation or amendment.

                          (d)  Upon a revocation under subsection (c) becoming
effective, the Trustee shall have full investment management responsibilities as soon as it may practicably assume them until another delegation of responsibilities is made under subsection (b).

                          (e)  Investment responsibilities may be delegated as
to the entire Trust Fund or with respect to discrete portions of the Trust Fund. If the delegation pertains to less than the entire Trust Fund, the Plan Administrator shall direct the Trustee to establish separate investment accounts for each fiduciary (including the Trustee) with investment management responsibilities. Each fiduciary's investment account shall consist of the assets of the Trust Fund over which it exercises such responsibilities and, unless the Plan Administrator otherwise directs, the gains and losses thereon. Each investment account shall consist of the Trust assets designated by the Plan Administrator. Such a designation shall be made solely for the purpose of establishing the investment account and shall not constitute an act of investment management.

                          (f)  Any person authorized to exercise investment
management responsibilities (other than an insurance company referred to in Section 2.03) shall exercise its powers and duties by directing the Trustee in writing (or orally with the consent of the Trustee); however, any such person may issue orders for the purchase or sale of securities directly to a broker-dealer. When such a direct order is placed, the person shall require the broker-dealer to confirm the execution of the order to the Trustee. Upon receiving confirmation of that purchase or sale of securities from a broker-dealer, the Trustee shall pay for the securities purchased or deliver securities sold against payment therefor. Upon request by a person delegated investment management responsibilities, the Trustee shall execute and deliver appropriate trading authorizations to any broker-dealer. Alternatively, with the consent of the Plan Administrator, a person authorized under this subsection to exercise investment management responsibilities may establish an account with a broker-dealer in the name of the Plan. The broker-dealer may hold in this account any investments purchased by the account and shall not be required to deliver these investments to the Trustee, as permitted by 29 C.F.R. Section 2550.403a-1(b)(1)(ii).

         2.03 Delegation of Investment Responsibility to an Insurance Company or Group Trust

                          If, upon the direction of a named fiduciary, an
insurance contract is purchased with assets of the Trust Fund and assets of the insurer are or may be considered assets of the Trust, the purchase shall constitute the appointment of the insurer as the investment manager (within the meaning of Section 3(38) of ERISA) with respect to the assets held under the insurance contract and the insurer shall acknowledge that it is a Plan fiduciary. Similarly, if assets of the Trust are invested in a collective, common or group trust (other than one trusteed by the Trustee) or in a partnership or corporation and the assets of such other trust, partnership or corporation are or may be considered assets of this Trust, the entity or person with investment management responsibility with respect to such other trust, partnership or corporation shall be a "named fiduciary" with respect to the investment management of such other trust, partnership or corporation, or if the person or entity qualifies under Section 3(38) of ERISA, such person or entity shall be the investment manager of such trust, partnership or corporation. In either case, however, such persons or entities shall exercise their investment management responsibilities with respect to such assets in accordance with the terms of the insurance contract, trust, partnership or corporation and without any notice to the Trustee. The insurance contract or interest in the trust, partnership or corporation itself shall, nevertheless, be an asset of the Trust. Any decisions concerning the purchase, retention, modification or termination of the contract or interest in the trust, partnership or corporation shall be made by the person with investment responsibilities with respect to the asset in question.

                  2.04    Loans to Participants

                          The Plan Administrator shall have the investment
management discretion to direct the Trustee to loan money to Participants in accordance with Article VI of the Plan.

                                  ARTICLE III
                               INVESTMENT POWERS

                 3.01     Specific Investment Powers

                          The Trustee or other person authorized to exercise
investment management responsibilities shall have the following powers, except as otherwise limited in accordance with Article II and subject to any restrictions set forth in the Plan with respect to investments in stock of the
Employer:

                          (a)  To purchase, hold, sell, invest and reinvest
Trust assets, together with the income therefrom, in any security (including, but not limited to, common stock, preferred stock, convertible preferred stock, REIT and investment company shares, partnership and limited partnership interests, bonds, debentures, convertible debentures, mortgages, notes, trust deeds, time certificates of deposit, commercial paper and other evidences of indebtedness), any property (personal, real or mixed, and tangible or intangible) or any options to buy or sell any securities or property;

                          (b)  To hold, manage, improve, repair and control all
property, real or personal, at any time forming part of the Trust assets; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time in such manner; to vote any corporate stock, either in person or by proxy, with or without power of substitution, for any purpose; to settle, compromise or abandon all claims and demands in favor of or against the Trust assets;

                          (c)  To exercise any option, conversion privilege or
subscription right given to the Trustee as the owner of any security forming part of the Trust assets; to consent to or oppose any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust, and to take any action in connection therewith and receive and retain any securities resulting therefrom;

                          (d)  To borrow money from any source and in connection
therewith to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security;

                          (e)  To make "deposits," within the meaning of
Section 408(b)(4) of ERISA, with any bank or savings and loan institution (including any such facility of the Trustee or its affiliates provided that at least a reasonable rate of interest is paid on the deposit);

                          (f)  To invest and reinvest the Trust Fund, or any
parts thereof, in any one or more investment trust funds (including funds investing in real estate) maintained by any person, including funds regularly maintained by the Trustee or its affiliates for the common or collective investment of trust funds, the declaration of trust therefor being hereby made a part of this Trust Agreement; to commingle said investments with assets invested by trusts similar hereto by investing the same as a part of one or more of such investment trust funds in accordance with said declarations of trust;

                          (g)  To enter into, modify, renew and terminate
annuity contracts of deposit administration or immediate participation or other group or individual type, or (to the extent provided for in the Plan) life insurance contracts, with one or more insurance companies; to pay or deposit all or any part of the Trust Fund under such contracts; to provide in any such contract for the investment in separate accounts of all or any part of funds so deposited with the insurance company; to the extent provided for in the Plan, to purchase annuities for retired Participants, including variable annuities; to exercise and claim all rights and benefits granted to the contract holder by any such contracts;
                          (h)  To invest, reinvest or hold "qualifying employer
securities" and "qualifying employer real property," as such terms are defined in Section 407(d) of ERISA to the fullest extent permissible under ERISA with respect to the Plan.

                 3.02     General Investment Powers

                          Except as limited in Article II, in addition to the
powers granted under Section 3.01, the Trustee or other person exercising investment management responsibilities shall have the power to exercise all the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under applicable federal or state laws, it being intended that the powers conferred hereunder shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.

                                   ARTICLE IV
                        RESPONSIBILITIES OF THE TRUSTEE

                 4.01     General Administrative Responsibilities and Powers

                          The Trustee is authorized and empowered to take any
action set forth below with respect to any asset of the Trust Fund (including any asset the investment of which is managed by a person other than the Trustee, but excluding any such asset referred to in Section 2.03):

                          (a)  Except as otherwise instructed by the Plan
Administrator, to invest funds pending other investment directions in (1) any short term investment fund described in Section 3.01(f) or (2) any type of interest-bearing "deposit," within the meaning of Section 408(b)(4) of ERISA, with any bank or savings and loan association (including any such facility of the Trustee or its affiliates provided that at least a reasonable rate of interest is paid on the deposit);

                          (b)  To serve as sole custodian with respect to the
Trust assets (except to the extent custodial duties are delegated to another person or entity under Section 2.02(f) or by the Plan Administrator's written instruction to the Trustee);

                          (c)  To cause any property of the Trust to be issued,
held or registered in the individual name of the Trustee, in the name of its nominee, in a securities depository, in Federal Reserve book-entry and bearer form or in such form that title will pass by delivery (however, the records of the Trustee shall indicate the true ownership of such property);

                          (d)  To employ such agents and counsel as the Plan
Administrator determines to be reasonably necessary in managing and protecting the Trust assets and to pay them reasonable compensation;

                          (e)  To transfer assets to, or receive assets from,
other trusts or insurance arrangements maintained to fund the Plan, as directed by the Plan Administrator;

                          (f)  To serve as "payor" and be solely responsible
for the withholding of income taxes on distributions from this Trust, to the extent withholding is required by law; and

                          (g)  To do all other acts necessary or desirable for
the proper administration of the Trust assets (other than investment acts authorized under Article III).

                 4.02     Accounts of the Trustee

                          (a)  Records.  The Trustee shall maintain accurate
records and accounts of all Trust transactions. These records shall be available at all reasonable times for inspection by any person designated by Plan Administrator.

                          (b)  Reports.  If the Plan Administrator so directs,
the Trustee shall submit such interim evaluations, reports and other information to the Plan Administrator as it may reasonably require. Within ninety days following the close of each Plan Year and within ninety days following the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Plan Administrator a written account setting forth all transactions effected by it subsequent to the end of the period covered by its last previous account and listing the assets of the Trust. Except as otherwise directed by the Plan Administrator, this account shall show the carrying and market values of all Trust assets at the close of the period covered by the account. The Trustee shall certify to the accuracy of the account.

                          (c)  Value of Trust Assets.  For purposes of this
Article, the fair market value of assets in the Trust shall be determined in accordance with Article VI of the

Plan by the Plan Administrator or, if the Plan Administrator so directs, by the Trustee.

                                   ARTICLE V

                   FIDUCIARY RESPONSIBILITIES AND LIABILITIES



                 5.01     General

                          (a)  The Trustee and all other fiduciaries under the
Plan and this Trust Agreement intend that each fiduciary shall be solely responsible for its own acts or omissions. A fiduciary shall be liable for its acts or omissions or the acts or omissions of other persons only to the extent required by federal law.

                          (b)  The Plan Administrator shall be the "named
fiduciary" (within the meaning of Section 402(a) of ERISA) with respect to the administration and management of the Plan. The Plan Administrator and any investment committee shall be the named fiduciaries with respect to the investment, management and control of the Plan's assets, except as otherwise provided in Section 2.03 or in subsection (c) below.

                          (c)  The Employer shall be the named fiduciary with
investment management responsibility for managing the investments of Participant Accounts to the same extent that Participants have also been given that right. If the Employer determines that Section 404(c) of ERISA applies to a given investment direction of a Participant, the Employer shall follow that instruction and shall have no fiduciary responsibility with respect to it. The Trustee shall assume that all Participant directions have been made pursuant to Section 404(c) of ERISA, except to the extent the Employer has advised the Trustee in advance to the contrary. The Employer shall indemnify and hold the Trustee harmless from all liabilities and legal expenses, including attorney fees, the Trustee incurs by reason of (1) following Participant directions to which the Trustee reasonably or properly assumes that Section 404(c) of ERISA applies, (2) questioning or verifying the applicability of Section 404(c) of ERISA (if the Trustee elects to do so even though it has no such obligation), or (3) refusing to follow Participant directions to which the Trustee is unsure that Section 404(c) of ERISA will apply.

                 5.02 Trustee Responsibilities with Respect to Assets Subject to Investment by Other Persons

                          The Trustee shall not be under any obligation or duty
to question any directions of any person to whom investment management responsibilities have been delegated, nor to review any securities or other property of the Trust constituting assets thereof with respect to which another person possesses investment management responsibility, nor to make any suggestions to any person in connection therewith. The Trustee has no obligations or duties with respect to the acquisition, retention or disposition of any securities or other property of the Trust with respect to which another person has investment management responsibility (without regard to whether the Trustee, if it possessed investment responsibility, would acquire, retain or dispose of the particular security or class of securities or other property or whether acquisition, retention or disposition is legally permissible). Except as otherwise provided by federal law, the Trustee shall not be liable, in any manner or for any reason, for the making or retention of any investment pursuant to investment directions of a person authorized to make such directions. The Trustee shall not be liable for its failure to invest any or all of the assets of the Trust in the absence of such directions, except as otherwise provided in Article II. The Trustee, to the extent it is subject to direction by another person, shall not be liable for any failure to exercise conversion, redemption, exchange, subscription or other rights with respect to Trust assets subject to such person's investment direction unless such person notifies the Trustee of the existence of the right and instructs it to exercise such right within a reasonable time prior to the expiration of such right.

                 5.03     Other Limitations on Trustee Responsibility

                          (a)  The Trustee shall have no powers, duties or
responsibilities with regard to the administration of the Plan nor shall it have any power, duty or responsibility to determine the rights or benefits of any person having or claiming an interest under the Plan or this Trust Agreement.

                          (b)  The Trustee shall have no liability for the
adequacy of contributions to the Plan and no responsibility to enforce the payment of such contributions.

                          (c)  The Trustee shall not be liable for any loss to
the Trust which results solely from the Plan Administrator's failure to notify the Trustee of any obvious error in an accounting report prepared by the Trustee within one year from the date such report is received by the Plan Administrator, if such error could have readily been discovered by the Plan Administrator upon its review of such report in a reasonably thorough manner.

                          (c)     Unless the Plan Administrator files written
objections to all or any part of an accounting prepared by the Trustee within sixty days after the Plan Administrator receives the accounting, the Employer and the

Plan Administrator will be deemed to have approved the accounting and the Trustee will be discharged from all liability with respect to all matters reported in the accounting that are not covered by written objections.

                 5.04     Indemnification of the Trustee

                          The Employer shall indemnify the Trustee and hold it
harmless from certain expenses and liabilities to which it may be subjected, in accordance with the following provisions:

                          (a)     The Employer hereby agrees to indemnify the
Trustee and hold it harmless from all liabilities, losses, claims, demands, damages, costs, and expenses, including reasonable attorneys' fees, arising from (1) any act taken or omitted by the Trustee in good faith in accordance with, or due to the absence of, directions of any person authorized to direct the Trustee with respect to the matter, (2) any action taken by the Trustee pursuant to a notification of an order to purchase or sell securities issued directly to a broker or dealer by any person authorized to direct the Trustee with respect to the matter, or (3) any act taken or omitted by a fiduciary other than the Trustee in breach of the fiduciary's responsibilities under the Plan or this Trust Agreement.

                          (b)  If the Trustee is for any reason named as a
defendant in any lawsuit or other proceeding involving the Plan or the Trust Fund, the Employer hereby agrees to indemnify the Trustee and hold it harmless from all liabilities, losses, claims, demands, damages, costs and expenses, including reasonable attorneys' fees and the expenses attributable to the use of in-house counsel (hereinafter "liability"), incurred by the Trustee unless the final judgment entered in the lawsuit or proceeding holds that the liability was caused by or resulted from the Trustee's gross negligence or willful misconduct. Pending the final judgment, the Employer shall advance the Trustee's legal expenses and costs in defending the suit. If the final judgment holds the Trustee guilty of gross negligence or willful misconduct, the Trustee shall reimburse the Employer for such expenses and costs advanced.

                          (c)  The Employer shall have the right, but not
the obligation, to conduct the defense of the Trustee in any legal proceeding covered by this Section. However, any legal counsel selected to defend the Trustee must be acceptable to the Trustee and the Trustee may elect to choose counsel, including in-house counsel, other than that selected by the Employer. The Employer may satisfy all or any part of its obligations under this Section through insurance arrangements acceptable to the Trustee. The Trustee shall be entitled to indemnity under this Section only from the Employer and shall not be entitled to any indemnity payment under subsection (b) directly or indirectly from the Trust Fund.

                          (d)     Notwithstanding any other provision of this
Trust Agreement, the Trustee shall, without prior approval of the Employer or the Plan Administrator, have the right to retain lawyers, accountants, actuaries or other advisors or experts to assist it in the performance of its duties under this Trust Agreement and to pay their fees and expenses out of the Trust Fund. In addition, the Trustee shall have the right to charge additional fees for any special services it provides which are not covered by any fee agreement it may have with respect to this Trust.

                                   ARTICLE VI

                             PAYMENTS AND EXPENSES



                 6.01     Payment by Trustee

                          (a)  All payments from the Trust shall be made by the
Trustee to such persons, in such manner, at such times and in such amounts as the Plan Administrator shall in writing direct. The Trustee shall be under no duty to make inquiry as to whether any distribution directed by the Plan Administrator is made pursuant to the provisions of the Plan.

                          (b)  In the event any controversy arises as to the
person or persons to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plan, the Trustee may retain the amount in controversy pending resolution of the controversy and no interest on such amount shall be paid to any person claiming the benefit. Pending resolution, the amount shall be invested in accordance with the otherwise applicable provisions of this Agreement.

                 6.02     Trustee Compensation and Expenses

                          A corporate fiduciary serving as Trustee shall be
paid such reasonable compensation for its services as shall be agreed upon from time to time by the Plan Administrator and the Trustee. The Trustee shall be reimbursed for its expenses to the extent they are reasonably necessary and incident to its administration of the Trust. All such compensation and expenses shall be billed to the Plan Administrator but paid from the Trust Fund, unless paid by the Employer.

                 6.03     Taxes

                          The Trustee is authorized, with or without direction
from the Plan Administrator, to pay from the Trust assets all real and personal property taxes, income taxes and other taxes of any kind levied or assessed under existing or future laws against the Trust Fund, unless paid by the Employer. The Trustee shall not be personally liable for any such taxes.

                 6.04     Other Expenses

                          Any expenses or fees incurred by the Plan
Administrator or the Employer in the administration of the Plan, including legal, accounting and other such expenses, shall be billed to the Plan Administrator but paid from the Trust Fund, unless paid by the Employer.

                                  ARTICLE VII

                           REPLACEMENT OF THE TRUSTEE



                 7.01     Resignation and Removal

                          (a)  The Trustee may resign at any time by delivering
to the Employer a written notice of resignation, to take effect at a date specified therein, which shall not be less than sixty days after delivery of the notice to the Employer. The Employer may waive this notice requirement.

                          (b)  The Employer may remove the Trustee by delivery
of a written notice of removal, to take effect at a date specified therein, which shall not be less than sixty days after the delivery of the notice to the Trustee. The Trustee may waive this notice requirement.

                 7.02     Successor Trustee

                          (a)  If the Trustee resigns or is removed, the
Employer shall appoint a successor Trustee. If a successor is not appointed by the Employer, a successor Trustee may be appointed by a court of competent jurisdiction.

                          (b)  The Trustee shall deliver to the successor
Trustee all property of this Trust, together with all records needed by the successor Trustee to administer the Trust properly. The resigning or removed Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to its transfer of Trust assets and records to the successor Trustee. If any amounts are reserved, within six months after the successor Trustee takes office, the former Trustee shall account to the successor Trustee for all disbursements from the reserve and shall transfer any remaining Trust assets to the successor Trustee.

                          (c)  The former Trustee shall execute, acknowledge
and deliver all documents and written instruments which are necessary to transfer the right, title and interest in the Trust assets, and all related rights and privileges, to the successor Trustee. Upon transfer of assets to the successor Trustee, all right, title and interest of the former Trustee in the assets of the Trust and all rights and privileges under the Plan and this Trust theretofore vested in the former Trustee shall vest in the successor Trustee.

                 7.03     Non-Corporate Trustees

                          The Employer has appointed three individuals to serve
jointly as Trustee. The term "Trustee," as used in the Plan and Trust Agreement, shall refer collectively to





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all such persons serving as Trustee.  During the time that more than one person is serving as Trustee, such persons shall act as follows: If there are three or more persons then serving as Trustee, such persons shall act by majority vote; if there are two persons serving as Trustee, such persons shall act by unanimous vote. Each person acting as Trustee shall be subject separately to the removal, resignation and replacement provisions of this Article. If fewer than all persons serving as Trustee resign or are removed, the "successor Trustee" referred to in Section 7.02 shall be the remaining person or persons serving as Trustee.





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

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION



                 8.01     Amendments

                          The Trustee and the Plan Administrator may amend this
Trust Agreement at any time. Amendments shall be made in writing and shall be signed by both the Trustee and the Plan Administrator. The Employer hereby authorizes the Plan Administrator to adopt such amendments without obtaining any further authorization from the Employer. Any amendment shall be effective in the manner and at the time therein set forth.

                 8.02     Termination

                          Although the Trust is hereby declared to be
irrevocable, the Employer may partially or completely terminate the Plan at any time and shall give the Trustee written notice thereof. The Trustee shall thereafter liquidate the Trust's assets and distribute them as the Plan Administrator may direct.

                                   ARTICLE IX

                                 MISCELLANEOUS



                 9.01     Contributions Not Recoverable

                          Under no circumstances shall any part of the Trust
Fund be recoverable by the Employer or be used other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries and paying proper expenses of the Plan; provided, however, that

                          (a)  the contribution of the Employer for any Plan
Year is hereby conditioned upon it being deductible by such Employer for its fiscal year in which (or for which) such contribution was made and, to the extent disallowed as a deduction under Internal Revenue Code Section 404, such contribution shall, if the Employer so requests, be returned by the Trustee to the Employer within one year after the final disallowance of the deduction by the Internal Revenue Service or the courts;

                          (b)  a contribution by the Employer made by mistake
of fact shall be returned to the Employer within one year after the contribution;

                          (c)  the contributions of the Employer to the Trust
for all Plan Years, with the gains and losses thereon, shall be returned by the Trustee to the Employer within one year in the event that the Commissioner of Internal Revenue fails to rule that the Plan and Trust, when first adopted by the Employer, were qualified and tax-exempt (within the meaning of Sections 401 and 501 of the Internal Revenue
Code); and

                          (d)  any amounts contributed to the Plan by the
Employer which cannot then be allocated to Participants because of Section 415 of the Internal Revenue Code shall, upon termination of the Plan, revert to the Employer.

                 9.02     Successor Employers; Additional Employers

                          (a)  If any successor to the Employer continues the
Plan, it shall concurrently become a successor party to this Trust Agreement by giving written notice of its adoption of the Plan and this Trust Agreement to the Trustee.

                          (b)  If any other company adopts the Plan in
accordance with the provisions therein, it shall become an additional Employer and shall automatically become a party to this Trust Agreement.

                 9.03     Merger of Trustee

                          In the event that any corporate Trustee hereunder
shall at any time merge or consolidate with, or shall sell or transfer substantially all of its assets and business to, another corporation, the corporation resulting from such merger or consolidation or the corporation into which it is converted or to which such sale or transfer shall be made, shall thereupon become the Trustee under this Trust with the same effect as though originally so named.

                 9.04     Governing Law

                          The Plan and this Trust Agreement shall be construed,
administered, and governed in all respects under applicable federal law and, to the extent that federal law is inapplicable, under the laws of the State of California.

                 9.05     Severability

                          If any provisions of this Trust Agreement shall be
held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall continue to be fully effective.

                 9.06     References

                          Unless the context clearly indicates to the contrary,
a reference to a statute, regulation, document or provision shall be construed as referring to any subsequently enacted, adopted or executed counterpart.





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

                 9.07     Headings

                          Headings and subheadings in this Trust Agreement are
inserted for convenience of reference only and are not to be considered in the construction of its provisions.

                 IN WITNESS WHEREOF, the Employer and the Trustee have caused this Agreement to be executed as of September 1, 1994.

                                       ELECTRO RENT CORPORATION


                                       By  /S/ CRAIG R. JONES
                                           -------------------------

                                       By  -------------------------
                                                  "Employer"


                                       TRUSTEE

                                       /S/ DANIEL GREENBERG
                                       -----------------------------
                                           Daniel Greenberg


                                       /S/ WILLIAM WEITZMAN
                                       -----------------------------
                                           William Weitzman


                                       /S/ CRAIG R. JONES
                                       -----------------------------
                                           Craig R. Jones





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